UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave., Suite 300

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 30, 2009, VeraSun Energy Corporation (the “Company”) and certain of its subsidiaries (collectively, including the Company, the “Debtors”), as required in connection with the Debtors’ cases (In re VeraSun Energy Corporation, et al., Case No. 08-12606 (BLS)) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), filed an unaudited consolidated Monthly Operating Report for the month ended June 30, 2009 (the “Monthly Operating Report”) with the United States Bankruptcy Court for the District of Delaware. A copy of the Monthly Operating Report is filed as Exhibit 99.1 to this report.

The Monthly Operating Report was prepared solely for the purpose of complying with monthly reporting requirements, and in a format prescribed, under the Bankruptcy Code and should not be used for investment purposes. The Monthly Operating Report is limited in scope and covers a limited time period and may not be indicative of the Company’s financial condition or results of operations for any period that would be reflected in the Company’s financial statements or its periodic reports under the Securities Exchange Act of 1934, as amended. The financial information that the Monthly Operating Report contains is preliminary and unaudited and is subject to revision. The financial statements in the Monthly Operating Report are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosures. There can be no assurance that the information in the Monthly Operating Report is complete, and the Company cautions readers not to place undue reliance on the Monthly Operating Report. The information in the Monthly Operating Report is not, and should not be viewed as, indicative of future results.

Additional information regarding the Debtors’ bankruptcy cases, including access to court documents and other general information, is available through the Company’s web site at http://www.verasun.com by following the link to “REORGANIZATION INFORMATION” or at http://www.kccllc.net/verasun. Information contained on, or that can be accessed through, such web sites is not part of this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Monthly Operating Report for the month ended June 30, 2009

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements by the Company regarding its chapter 11 reorganization process, as well as other statements of management’s expectations, anticipations, beliefs, plans, intentions, targets, estimates, or projections and similar expressions relating to the future, are forward-looking statements within the meaning of these laws. Forward-looking statements in some cases can be identified by their being preceded by, followed by or containing words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” and other similar expressions. Forward-looking statements are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of the Company’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Except as required by law, the Company undertakes no obligation to update any forward-looking statements.

Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements include the following: the ability of the Company (which term, unless otherwise specified or the context otherwise requires, refers in this paragraph to VeraSun Energy Corporation and its subsidiaries) to fund the wind-down of its operations and the implementation of any plan of reorganization; the Company’s ability to obtain court approval with respect to motions in the chapter 11 proceedings prosecuted by the Company from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy cases to chapter 7 cases; the Company’s ability to maintain contracts that are critical to its operations; and the potential adverse impact of the chapter 11 cases on the Company’s liquidity or results of operations. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities. No assurance can be given as to what values, if any, will be ascribed in the chapter 11 proceeding to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities. The Company expects that, upon effectiveness of the plan of reorganization, the Company’s common stock will be cancelled for no consideration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: July 30, 2009	By:	/s/ Mark Dickey
Mark Dickey
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Monthly Operating Report for the month ended June 30, 2009